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                                                                                                   EXHIBIT 11
                                       J. BAKER, INC. AND SUBSIDIARIES
                        COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE*
                                             (UNAUDITED)

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                                                      Quarter Ended                         Nine Months Ended
                                                  October 29,       October 30,       October 29,     October 30,
                                                     1994              1993              1994            1993
                                                   --------          --------          --------        --------
PRIMARY:

Net Earnings                                     $ 6,592,114       $ 6,485,972       $16,923,214     $15,353,605
                                                 ===========       ===========       ===========     ===========

Weighted average number of common
     shares outstanding                           13,838,427        13,708,174        13,828,551      13,642,992
                                                  ==========        ==========        ==========      ==========

Earnings Per Share                                    $0.476            $0.473            $1.224          $1.125
                                                  ==========       ===========       ===========     ===========

ASSUMING FULL DILUTION:

Net Earnings1                                    $ 7,376,114       $ 7,294,472       $19,275,214     $17,705,605
                                                 ===========       ===========       ===========     ===========

Weighted average number of common
 shares outstanding                               13,838,427        13,708,174        13,828,551      13,642,992

Dilutive effect of outstanding stock options         198,204           331,725           232,893         336,247
Dilutive effect of convertible subordinated debt   4,341,085         4,341,085         4,341,085       4,341,085
                                                  ----------        ----------        ----------      ----------

Weighted average number of common
 shares as adjusted                               18,377,716        18,380,984        18,402,529      18,320,324
                                                  ==========        ==========        ==========      ==========

Earnings Per Share                                    $0.401            $0.397            $1.047          $0.966
                                                  ==========        ==========        ==========      ==========

1 For the purpose of calculating fully diluted earnings per share the conversion of the 7% convertible debt results in an after tax benefit from reduced interest expense.

* This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-K.

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